EXHIBIT 23-b

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-57390, 333-57392, and 333-57396) of Black
Warrior Wireline Corp. of our report dated June 10, 2002 relating to the financial statements, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Memphis, TN
April 15, 2003